UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2015 (March 16, 2015)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 16, 2015 Advanced Voice Recognition Systems, Inc. (AVRS) entered into a material Letter Agreement  with Adapt IP Ventures, LLC  (Adapt IP) in which it retained Adapt IP on an exclusive basis.  The term of the agreement will be for sixty (60) days from the date of the Letter.  AVRS and Adapt IP will evaluate the term on this agreement every thirty (30) days to determine if we mutually want to extend the term.

Adapt IP will assist AVRS in identifying companies that might be interested in acquiring and / or licensing the Patents, attempt to negotiate financial terms and conditions for the acquisition and /or licensing of the Patents with such Entity(ies) and assist with collection of compensation from such entities.

In connection with services provided under this Agreement, AVRS shall pay Adapt IP a success fee commission of fifteen percent (15%) Net consideration received from Entity(ies) based upon efforts of Adapt IP during the term of this agreement or extensions thereof.

This Agreement may be terminated upon thirty (30) days written notice.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.      Document

10.1                 Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: March 20, 2015	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Document

10.1                 Form of Stock Purchase Agreement